Exhibit 4(s)
                                               [CONFORMED]




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                                    WESTERN RESOURCES, INC.



                                            TO



                                HARRIS TRUST AND SAVINGS BANK

                                        as Trustee



                                   _______________________



       THIRTY-SECOND SUPPLEMENTAL INDENTURE, as corrected*

                 Dated as of April 15, 1994

First Mortgage Bonds, 7-1/2% Pollution Control Revenue Refunding
         City of St. Marys Series Due April 15, 2032

First Mortgage Bonds, 7-1/2% Pollution Control Revenue Refunding
          City of Wamego Series Due April 15, 2032














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*  Correcting certain redemption terms in Article III from those originally filed in the Thirty-Second Supplemental Indendture filed in the office of the Register of Deeds of Shawnee County, Kansas (filed on April 25, 1994, Vol. 2888, page 380), and Office of Secretary of State of Kansas (filed on April 25, 1994 and indexed at No. 2015935); and filed in the office of the Secretary of State of Oklahoma (filed April 25, 1994, Vol. 135, pages 34215-34251 mortgage and deed of trust public service corporations record).

                          TABLE OF CONTENTS*



PAGE

Parties                                                       1

Recitals                                                      1

Granting Clause                                               3

Habendum                                                      5

Exceptions and Reservations                                   5

Grant in Trust                                                5

General Covenant                                              5

                            ARTICLE I.

           DESCRIPTION OF BONDS OF THE THIRTY-FIRST AND
                      THIRTY-SECOND SERIES.

Sec. 1.      General description of Bonds of the
              Thirty-First and Thirty-Second Series             5

Sec. 2.      Denominations of Bonds of the Thirty-First
              and Thirty-Second Series and privilege
              of exchange                                       7

Sec. 3.      Form of Bonds of the Thirty-First Series           8

             Form of Trustee's Certificate                     11

Sec. 4.      Form of Bonds of the Thirty-Second Series         12

             Form of Trustee's Certificate                     15

Sec. 5.      Execution and form of temporary Bonds of the
              Thirty-First and Thirty-Second Series            15

                                ARTICLE II.

          ISSUE OF BONDS OF THE THIRTY-FIRST AND THIRTY-SECOND
SERIES.

Sec. 1.      Limitations as to principal amount                16

Sec. 2.      Execution and delivery of Bonds of the
              Thirty-First and Thirty-Second Series            16

*  Note:  The Table of Contents is not part of this Supplemental
Indenture and should not be considered as such. It is included only for purposes of convenience.

                                   i
                                                         PAGE
                                  ARTICLE III.

                                   REDEMPTION.

Sec. 1.      Redemption of Bonds of the Thirty-First
              Series                                           16

Sec. 2.      Redemption of Bonds of the Thirty-Second
              Series                                           17

Sec. 3.      Article VIII of Original Indenture control        19

Sec. 4.      Article V of Original Indenture controlling       19

Sec. 5.      Bonds redeemed pursuant to Section 1 or 2
              may be used to authenticate and deliver
              additional Bonds under Original Indenture        19

Sec. 6.      Notice to Trustee by St. Marys Trustee
              or Wamego Trustee                                19

                                  ARTICLE IV.

                              ADDITIONAL COVENANTS.

Sec. 1.      Title to mortgaged property                       19

Sec. 2.      To retire certain portions of Bonds upon
              release of all or substantially all of
              the gas properties                               19

Sec. 3.      To retire certain portions of Bonds upon
              release of all or substantially all of
              the electric properties                          20

Sec. 4.      To pay principal, premium, if any, and interest   21




















                                ii
                                                           PAGE
                                    ARTICLE V.

                      AMENDMENTS OF RATIO OF BONDS ISSUABLE TO
                      PROPERTY ADDITIONS AND OF CERTAIN OTHER
                       RATIOS.  AMENDMENT OF NET EARNINGS TEST.
                      USE OF FACSIMILE SIGNATURES.  RESERVATION
                           OF RIGHT TO AMEND ARTICLE XV.

Sec. 1. So long as Bonds of the Thirty-First and Thirty-Second Series remain outstanding:

Bonds issuable on basis only of 60% of
net bondable value of property additions
not subject to an unfunded prior lien             21

Amendment of definition of net bondable
value of property additions not subject
to an unfunded prior lien                         21

Monies deposited with Trustee under
Section 5(a) of Article III of the
Original Indenture may not be withdrawn
in an amount in excess of 60% of net
bondable value of property additions
not subject to an unfunded prior lien,
notwithstanding provisions of Section
3(a) of Article VIII of the Original
Indenture                                         21

Amendment of definition of net bondable
value of property additions subject to
an unfunded prior lien                            21

Amendment of covenants in Sections 14
and 16 of Article IV and Section 1 of
Article XII of the Original Indenture
with respect to acquisition of property
subject to an unfunded prior lien                 22

Net earnings test--definition of net
earnings available for interest,
depreciation and property retirement
and minimum charge for depreciation               22

Amendment of Articles III, IV and XII
of the Original Indenture                         23

Sec. 2.   Facsimile signatures                              24

Sec. 3.   Reservation of right by Company to amend
          Article XV of Original Indenture so as to
          substitute 60% for 80% whenever it appears        24

Sec. 4.   Reservation of right by Company to amend
          Article XV of Original Indenture to add
          a Section 9                                       24
                           iii
                                                 PAGE
                                 ARTICLE VI.

                          MISCELLANEOUS PROVISIONS.

Sec. 1.   Acceptance of Trust                         25

Sec. 2.   Responsibility and duty of Trustee          25

Sec. 3.   Parties to include successors and assigns   26

Sec. 4.   Benefits restricted to parties and to
          holders of Bonds and coupons                26

Sec. 5.   Execution in counterparts                   26

Sec. 6.   Titles of Articles not part of the
          Thirty-Second Supplemental Indenture        26

TESTIMONIUM                                           27

SIGNATURES AND SEALS                                  27

ACKNOWLEDGMENTS                                       29

                           APPENDIX A

DESCRIPTION OF PROPERTIES                             A-1




























                   iv

THIRTY-SECOND SUPPLEMENTAL INDENTURE, dated as of the 15th day of April, Nineteen Hundred and Ninety-Four, made by and between Western Resources, Inc., formerly The Kansas Power and Light Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the ``Company''), party of the first part, and Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois whose mailing address is 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690 (hereinafter called the ``Trustee''), as Trustee under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust, dated July 1, 1939 (hereinafter referred to as the ``Original Indenture''), to provide for and to secure an issue of First Mortgage Bonds of the Company, issuable in series, and to declare the terms and conditions upon which the Bonds are to be issued thereunder; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee thirty-one Supplemental Indentures supplemental to said Original Indenture, of which twenty-nine provided for the issuance thereunder of series of the Company's First Mortgage Bonds, and there is set forth below information with respect to such Supplemental Indentures as have provided for the issuance of Bonds, and the principal amount of Bonds which remain outstanding as of April 15, 1994.

Supplemental                                        Series of
Indenture                                           First Mort-         Principal        Principal
Hereinafter                                         gage Bonds          Amount           Amount
Called                          Date                Provided For        Issued           Outstanding
Supplemental Indenture          July 1, 1939        3-1/2% Series       $26,500,000            None
                                                     Due 1969
Second Supplemental             April 1, 1949       2-7/8% Series        10,000,000            None
  Indenture                                          Due 1979
Fourth Supplemental             October 1, 1949     2-3/4% Series         6,500,000            None
  Indenture                                          Due 1979
Fifth Supplemental              December 1, 1949    2-3/4% Series        32,500,000            None
  Indenture                                          Due 1984
Seventh Supplemental            December 1, 1951    3-1/4% Series         5,250,000            None
  Indenture                                          Due 1981
Eighth Supplemental             May 1, 1952         3-1/4% Series         4,750,000            None
  Indenture                                          Due 1982
Ninth Supplemental              October 1, 1954     3-1/8% Series         8,000,000            None
  Indenture                                          Due 1984
Tenth Supplemental              September 1, 1961   4-3/4% Series        13,000,000            None
  Indenture                                          Due 1991
Eleventh Supplemental           April 1, 1969       7-5/8% Series        19,000,000            None
  Indenture                                          Due 1999
Twelfth Supplemental            September 1, 1970   8-3/4% Series        20,000,000            None
  Indenture                                          Due 2000
Thirteenth Supplemental         February 1, 1975    8-5/8% Series        35,000,000            None
  Indenture                                          Due 2005
Fourteenth Supplemental         May 1, 1976         8-5/8% Series        45,000,000            None
  Indenture                                          Due 2006
Fifteenth Supplemental          April 1, 1977       5.90% Pollution     $32,000,000     $30,500,000*
  Indenture                                          Control Series
                                                     Due 2007

Sixteenth Supplemental          June 1, 1977        8-1/8% Series        30,000,000            None
  Indenture                                          Due 2007
Seventeenth Supplemental        February 1, 1978    8-3/4% Series        35,000,000            None
  Indenture                                          Due 2008
Eighteenth Supplemental         January 1, 1979     6-3/4% Pollution     45,000,000      45,000,000*
  Indenture                                          Control Series
                                                     Due 2009
Nineteenth Supplemental         May 1, 1980         8-1/4% Pollution     45,000,000            None
  Indenture                                          Control Series
                                                     Due 1983
Twentieth Supplemental          November 1, 1981    16.95% Series        25,000,000            None
  Indenture                                          Due 1988
Twenty-First Supplemental       April 1, 1982       15% Series           60,000,000            None
  Indenture                                          Due 1992
Twenty-Second Supplemental      February 1, 1983    9-5/8% Pollution     58,500,000            None
  Indenture                                          Control Series
                                                     Due 2013
Twenty-Third Supplemental       July 1, 1986        8-1/4% Series        60,000,000            None
  Indenture                                          Due 1996
Twenty-Fourth Supplemental      March 1, 1987       8-5/8% Series        50,000,000            None
  Indenture                                          Due 2017
Twenty-Fifth Supplemental       October 15, 1988    9.35% Series         75,000,000            None
  Indenture                                          Due 1998
Twenty-Sixth Supplemental       February 15, 1990   8-7/8% Series        75,000,000      75,000,000
  Indenture                                          Due 2000
Twenty-Seventh                  March 12, 1992      7.46% Demand        370,000,000            None
  Supplemental Indenture                             Series
Twenty-Eighth Supplemental      July 1, 1992        7-1/4% Series       125,000,000     125,000,000
  Indenture                                          Due 1999
                                                    8-1/2% Series       125,000,000     125,000,000
                                                     Due 2022
Twenty-Ninth Supplemental       August 20, 1992     7-1/4% Series       100,000,000     100,000,000
  Indenture                                          Due 2002
Thirtieth Supplemental          February 1, 1993    6% Pollution         58,500,000      58,500,000
  Indenture                                          Control Revenue
                                                     Refunding Series
                                                     Due 2033
Thirty-First Supplemental       April 15, 1993      7.65% Series        100,000,000     100,000,000
  Indenture                                          Due 2023


* Upon the issuance of the Thirty-First Series and Thirty-Second Series pursuant to this Supplemental Indenture and deposit of the proceeds plus additional funds from the Company with the St. Marys and Wamego Trustees, these series will no longer be outstanding.

; and

WHEREAS, the Company is entitled at this time to have authenticated and delivered additional bonds in substitution for Bonds to be retired, upon compliance with the provisions of
Article III of the Original Indenture, as amended; and

WHEREAS, the Company desires by this Thirty-Second Supplemental Indenture to supplement the Original Indenture and to provide for the creation of two new series of bonds under the Original Indenture to be designated ``First Mortgage Bonds, 7-1/2% Pollution Control Revenue Refunding City of St. Marys Series Due 2032'' and ``7-1/2% Pollution Control Revenue Refunding City of Wamego Series Due 2032'' (hereinafter called ``Bonds of the Thirty-First Series'' and ``Bonds of the Thirty-Second Series,'' respectively); and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and indentures supplemental thereto, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Thirty-Second Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called the ``Indenture'') according to their tenor, purport and effect, and to declare certain terms and conditions upon and subject to which Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture, and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto Harris Trust and Savings Bank, as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof), that is to say:

                                 FIRST.

All and singular the rents, real estate, chattels real, easements, servitudes, and leaseholds and other interests in real estate of the Company, or which, subject to the provisions of
Article XII of the Original Indenture, the Company may hereafter acquire, including, among other things, the property described in Appendix A hereto under the caption ``First'', which description is hereby incorporated herein by reference and made a part hereof as if fully set forth herein, together with all improvements of any type located thereon.

                               SECOND.

Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatever, whether underground or overhead or on the surface or otherwise, of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus.

                               THIRD.

Also all franchises and all permits, ordinances, easements, privileges and immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, gas, water or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

                                     FOURTH.

Also, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

                                FIFTH.

Also, subject to the provisions of Article XII of the Original Indenture, all property, real, personal or mixed (except as therein or herein expressly excepted or limited) of every nature and kind and wheresoever located now possessed by or belonging to the Company, or to which it is now in any matter entitled at law or in equity, owned by The Gas Service Company (hereinafter ``GSC'') on July 1, 1985 immediately prior to the merger of GSC with and into the Company, such property (the ``GSC Properties'') being (a) identified and referenced, and described, in Appendix B to the Twenty-Third Supplemental Indenture and in Appendix A hereto, if any, and (b) deemed to include (i) all betterments, extensions, improvements, additions, repairs, renewals, replacements, substitutions and alterations to, upon, for and of the GSC Properties and all property (including rights, franchises, licenses, easements, leases and contracts) held or acquired for use or used upon or in connection with or appertaining to the GSC Properties or any part thereof; (ii) all property acquired or constructed with the proceeds of any insurance on any part of the GSC Properties released from the lien of this Indenture or taken by exercise of the power of eminent domain; and (iii) all property acquired to maintain and preserve and keep the GSC Properties in good repair, working order and condition, all of which are, for the purpose of describing and identifying the GSC Properties, fully incorporated herein by reference thereto.

                                SIXTH.

Together with all and singular, the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law and in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, all properties of the character excepted from the lien of the Original Indenture.

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, to the exceptions and reservations hereinabove referred to, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture; and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property hereinbefore described and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture.

IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture, and the indentures supplemental thereto, including this Thirty-Second Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series by reason of priority in the time of issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in
Section 2 of Article IV of the Original Indenture.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto for the benefit of those who shall hold the Bonds and coupons, or any of them, to be issued under the Indenture as follows:

                                  ARTICLE I.

Description of Bonds of the Thirty-First and Thirty-Second
Series.

SECTION 1.
The thirty-first and thirty-second series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture shall be Bonds of the Thirty-First and Thirty-Second Series. The Bonds of the Thirty-First and Thirty-Second Series shall be designated as ``First Mortgage Bonds, 7-1/2% Pollution Control Revenue Refunding City of St. Marys Series Due 2032'' and ``First Mortgage Bonds, 7-1/2% Pollution Control Revenue Refunding City of Wamego Series Due 2032,'' respectively, of the Company. The Bonds of the Thirty-First and Thirty-Second Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, as amended, and subject to all the terms, conditions and covenants of this Supplemental Indenture.

Bonds of the Thirty-First and Thirty-Second Series shall each mature April 15, 2032 and shall each bear interest at the rate of seven and a half percent (7-1/2%) per annum payable on the interest payment date for the St. Marys Refunding Bonds (as defined below) commencing June 7, 1994, in the case of Bonds of the Thirty-First Series, and the Wamego Refunding Bonds (as defined below) commencing June 14, 1994, in the case of Bonds of the Thirty-Second Series. Every Bond of the Thirty-First and Thirty-Second Series shall be dated the date of authentication except that, notwithstanding the provisions of Section 6 of
Article II of the Original Indenture, if any Bond of the Thirty-First or Thirty Second Series shall be authenticated at any time subsequent to the record date (as hereinafter in this Section defined) for any interest payment date but prior to the day following such interest payment date, it shall be dated as of the day following such interest payment date, provided, however, that if at the time of authentication of any Bond of the Thirty-First or Thirty-Second Series interest shall be in default on any Bonds of the Thirty-First or Thirty-Second Series, such Bond shall be dated as of the day following the interest payment date to which interest has previously been paid in full or made available for payment in full on outstanding Bonds of the Thirty-First or Thirty-Second Series, as the case may be, or, if no interest has been paid or made available for payment, as of the date of initial authentication and delivery of such Bond. Every Bond of the Thirty-First Series shall bear interest from the interest payment date for the St. Marys Refunding Bonds next preceding the date thereof, unless such Bond of the Thirty-First Series shall be dated prior to June 7, 1994, in which case it shall bear interest from April 28, 1994. Every Bond of the Thirty-Second Series shall bear interest from the interest payment date with respect to the Wamego Refunding Bonds next preceding the date thereof, unless such Bond of the Thirty-Second Series shall be dated prior to June 14, 1994, in which case it shall bear interest from April 28, 1994.


The person in whose name any Bond of the Thirty-First or Thirty-Second Series is registered at the close of business on any record date with regard to any interest payment shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon the transfer or exchange thereof subsequent to such record date and prior to the day following such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term ``record date'' as used in this Section with regard to any interest payment date shall mean the record date with respect to the St. Marys Refunding Bonds (in the case of the Thirty-First Series) or the Wamego Refunding Bonds (in the case of the Thirty-Second Series) next preceding such interest payment date. The Bonds of the Thirty-First and Thirty-Second Series shall be payable as to principal, premium, if any, and interest, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the agency of the Company in the City of Chicago, Illinois.

All Bonds of the Thirty-First Series shall be pledged by the Company with the St. Marys Trustee (as defined herein) to secure the payment of the principal of, and up to 7-1/2% per annum of the interest on the City of St. Marys, Kansas, Pollution Control Revenue Refunding Bonds (Western Resources, Inc. Project) Series 1994 (referred to herein as the "St. Marys Refunding Bonds") issued pursuant to the Indenture of Trust, dated as of April 15, 1994 (the "St. Marys Indenture"), from the City of St. Marys, Kansas, to Chemical Bank, as trustee thereunder (the "St. Marys Trustee"). The obligation of the Company to make payments with respect to the principal of and interest on Bonds of the Thirty-First Series (including without limitation upon redemption pursuant to Article III of this Supplemental Indenture) shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of and interest on the St. Marys Refunding Bonds shall have been fully or partially paid, or there shall be held by the St. Marys Trustee pursuant to the St. Marys Indenture sufficient available funds to fully or partially pay the then due principal of and interest on the St. Marys Refunding Bonds. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on Bonds of the Thirty-First Series shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the St. Marys Trustee, signed by its President, a Vice President or a Trust Officer, stating
(i) that timely payment of the principal of or interest on the St. Marys Refunding Bonds required to be made by the Company has not been made, (ii) that there are not sufficient available funds held by the St. Marys Trustee pursuant to the St. Marys Indenture to make such payment and (iii) the amount of funds, in addition to available funds held by the St. Marys Trustee pursuant to the St. Marys Indenture, required to make such payment. Notwithstanding any other provisions of this Supplemental Indenture, interest on the Bonds of the Thirty-First Series shall be deemed fully satisfied and discharged as provided herein even if the interest rate on Bonds of the Thirty-First Series may be higher or lower than the interest rate on the St. Marys Refunding Bonds at the time interest on the St. Marys Refunding Bonds is paid.

All Bonds of the Thirty-Second Series shall be pledged by the Company with the Wamego Trustee (as defined herein) to secure the payment of the principal of, and up to 7-1/2% per annum of the interest on the City of Wamego, Kansas, Pollution Control Revenue Refunding Bonds (Western Resources, Inc. Project) Series 1994 (referred to herein as the "Wamego Refunding Bonds") issued pursuant to the Indenture of Trust, dated as of April 15, 1994 (the "Wamego Indenture"), from the City of Wamego, Kansas, to Chemical Bank, as trustee thereunder (the "Wamego Trustee"). The obligation of the Company to make payments with respect to the principal of and interest on Bonds of the Thirty-Second Series (including without limitation upon redemption pursuant to Article III of this Supplemental Indenture) shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of and interest on the Wamego Refunding Bonds shall have been fully or partially paid, or there shall be held by the Wamego Trustee pursuant to the Wamego Indenture sufficient available funds to fully or partially pay the then due principal of and interest on the Wamego Refunding Bonds. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on Bonds of the Thirty-Second Series shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Wamego Trustee, signed by its President, a Vice President or a Trust Officer, stating (i) that timely payment of the principal of or interest on the Wamego Refunding Bonds required to be made by the Company has not been made, (ii) that there are not sufficient available funds held by the Wamego Trustee pursuant to the Wamego Indenture to make such payment and
(iii) the amount of funds, in addition to available funds held by the Wamego Trustee pursuant to the Wamego Indenture, required to make such payment. Notwithstanding any other provisions of this Supplemental Indenture, interest on the Bonds of the Thirty-Second Series shall be deemed fully satisfied and discharged as provided herein even if the interest rate on Bonds of the Thirty-Second Series may be higher or lower than the interest rate on the Wamego Refunding Bonds at the time interest on the Wamego Refunding Bonds is paid.

SECTION 2.
The Bonds of the Thirty-First and Thirty-Second Series shall be registered bonds without coupons of the denominations of $5,000 and of any multiples of $5,000, numbered consecutively from R1 upwards. Bonds of the Thirty-First and Thirty-Second Series may each be exchanged for other bonds within their respective Series in authorized denominations and in the same aggregate principal amounts, without charge, except for any tax or governmental charge imposed in connection with such interchange.




SECTION 3.
The Bonds of the Thirty-First Series, and the Trustee's
Certificate with respect thereto, shall be substantially in the following forms, respectively:

             [FORM OF BOND OF THE THIRTY-FIRST SERIES]

This bond is not transferable, except to a successor trustee under the Indenture of Trust, dated as of April 15, 1994, of the City of St. Marys, Kansas, to Chemical Bank, as Trustee, or to effect a substitution of mortgage bonds as permitted under the Pledge Agreement dated as of April 15, 1994 between Western Resources, Inc. and Chemical Bank, as Trustee.

                           WESTERN RESOURCES, INC.

                    (Incorporated under the laws of the State of Kansas)


               FIRST MORTGAGE BOND, 7-1/2% POLLUTION CONTROL
              REVENUE REFUNDING CITY OF ST. MARYS SERIES DUE 2032


                             DUE APRIL 15, 2032

No. _______                                    $_________________

WESTERN RESOURCES, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called ``the Company'', which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________________ or registered assigns, on the 15th day of April, 2032, the sum of ________________________ Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the interest payment date with respect to the St. Marys Refunding Bonds (as defined below) next preceding the date of this Bond (unless this Bond shall be dated prior to June 7, 1994, in which case it shall bear interest from April 28, 1994) at the rate of seven and a half percent (7-1/2%) per annum, payable on the interest payment date with respect to the St. Marys Refunding Bonds, commencing June 7, 1994 (on which date interest from April 28, 1994 will be payable), until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any interest payment date as aforesaid will be paid to the person in whose name this Bond is registered on the record date established for the St. Marys Refunding Bonds next preceding such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of and premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois in immediately available funds.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the ``Bonds''), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the ``Trustee''), as Trustee, as amended by the indentures supplemental thereto including the indenture supplemental thereto dated as of April 15, 1994 (herein called the ``Supplemental Indenture''), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein called the ``Indenture'') to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the ``First Mortgage Bonds, 7-1/2% Pollution Control Revenue Refunding City of St. Marys Series Due 2032'' (herein called ``Bonds of the Thirty-First Series'') of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

All Bonds of the Thirty-First Series shall be pledged by the Company with the St. Marys Trustee (as defined herein) to secure the payment of the principal of, and up to 7-1/2% of the interest on the City of St. Marys, Kansas, Pollution Control Revenue Refunding Bonds (Western Resources, Inc. Project) Series 1994 (referred to herein as the "St. Marys Refunding Bonds") issued pursuant to the Indenture of Trust, dated as of April 15, 1994 (the "St. Marys Indenture"), from the City of St. Marys, Kansas, to Chemical Bank, as trustee thereunder (the "St. Marys Trustee"). The obligation of the Company to make payments with respect to the principal of and interest on Bonds of the Thirty-First Series (including without limitation upon redemption pursuant to Article III of the Supplemental Indenture) shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of and interest on the St. Marys Refunding Bonds shall have been fully or partially paid, or there shall be held by the St. Marys Trustee pursuant to the St. Marys Indenture sufficient available funds to fully or partially pay the then due principal of and interest on the St. Marys Refunding Bonds. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on Bonds of the Thirty-First Series shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the St. Marys Trustee, signed by its President, a Vice President or a Trust Officer, stating
(i) that timely payment of the principal of or interest on the St. Marys Refunding Bonds required to be made by the Company has not been made, (ii) that there are not sufficient available funds held by the St. Marys Trustee pursuant to the St. Marys Indenture to make such payment and (iii) the amount of funds, in addition to available funds held by the St. Marys Trustee pursuant to the St. Marys Indenture, required to make such payment. Notwithstanding any other provisions of this Bond or the Supplemental Indenture, interest on the Bonds of the Thirty-First Series shall be deemed fully satisfied and discharged as provided herein and therein even if the interest rate on Bonds of the Thirty-First Series may be higher or lower than the interest rate on the St. Marys Refunding Bonds at the time interest on the St. Marys Refunding Bonds is paid.

To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 80% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture or, in lieu of a meeting, by written consent received by the Trustee of holders of 80% or more in principal amount of Bonds outstanding, and by an affirmative vote or written consent of not less than 80% in principal amount of the Bonds of any series entitled to vote or consent then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of Bonds created after June 1, 1975, including Bonds of the Thirty-First Series, to provide that the Indenture may be modified or altered with the consent of the holders of 60% in aggregate principal amount of the Bonds and if less than all series of Bonds are affected with the consent also of the holders of 60% in aggregate principal amount of the Bonds of each series so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has also reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series, to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, all as more fully provided in the Indenture.

The Bonds of the Thirty-First Series are subject to redemption as provided in the Supplemental Indenture.

In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, WESTERN RESOURCES, INC. has caused this Bond to be signed in its name by its Chairman of the Board, President and Chief Executive Officer or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated:


                                       WESTERN RESOURCES, INC.

                                       By_____________________



Attest:


____________________________


                          [FORM OF TRUSTEE'S CERTIFICATE]

This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture dated as of April 15 ,
1994.

                                 HARRIS TRUST AND SAVINGS BANK,
                                 Trustee,


                                 By__________________________



SECTION 4.
The Bonds of the Thirty-Second Series, and the Trustee's
Certificate with respect thereto, shall be substantially in the following forms, respectively:


                    [FORM OF BOND OF THE THIRTY-SECOND SERIES]

This bond is not transferable, except to a successor trustee under the Indenture of Trust, dated as of April 15, 1994, of the City of Wamego, Kansas, to Chemical Bank, as Trustee, or to effect a substitution of mortgage bonds as permitted under the Pledge Agreement dated as of April 15, 1994 between Western Resources, Inc. and Chemical Bank, as Trustee.

                         WESTERN RESOURCES, INC.

          (Incorporated under the laws of the State of Kansas)


                FIRST MORTGAGE BOND, 7-1/2% POLLUTION CONTROL
               REVENUE REFUNDING CITY OF WAMEGO SERIES DUE 2032


                                            Due April 15, 2032

No. _______                                  $_________________

WESTERN RESOURCES, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called ``the Company'', which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________________ or registered assigns, on the 15th day of April, 2032, the sum of ________________________ Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the interest payment date with respect to the Wamego Refunding Bonds (as defined below) next preceding the date of this Bond (unless this Bond shall be dated prior to June 14, 1994, in which case it shall bear interest from April 28, 1994) at the rate of seven and a half percent (7-1/2%) per annum, payable on the interest payment date with respect to the Wamego Refunding Bonds, commencing June 14, 1994 (on which date interest from April 28, 1994 will be payable), until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any interest payment date as aforesaid will be paid to the person in whose name this Bond is registered on the record date established for the Wamego Refunding Bonds next preceding such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of and premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois in immediately available funds.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the ``Bonds''), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the ``Trustee''), as Trustee, as amended by the indentures supplemental thereto including the indenture supplemental thereto dated as of April 15, 1994 (herein called the ``Supplemental Indenture''), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein sometimes called the ``Indenture'') to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the ``First Mortgage Bonds, 7-1/2% Pollution Control Revenue Refunding City of Wamego Series Due 2032'' (herein called ``Bonds of the Thirty-Second Series'') of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

All Bonds of the Thirty-Second Series shall be pledged by the Company with the Wamego Trustee (as defined herein) to secure the payment of the principal of, and up to 7-1/2% per annum of the interest on the City of Wamego, Kansas, Pollution Control Revenue Refunding Bonds (Western Resources, Inc. Project) Series 1994 (referred to herein as the "Wamego Refunding Bonds") issued pursuant to the Indenture of Trust, dated as of April 15, 1994 (the "Wamego Indenture"), from the City of Wamego, Kansas, to Chemical Bank, as trustee thereunder (the "Wamego Trustee"). The obligation of the Company to make payments with respect to the principal of and interest on Bonds of the Thirty-Second Series (including without limitation upon redemption pursuant to Article III of the Supplemental Indenture) shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of and interest on the Wamego Refunding Bonds shall have been fully or partially paid, or there shall be held by the Wamego Trustee pursuant to the Wamego Indenture sufficient available funds to fully or partially pay the then due principal of and interest on the Wamego Refunding Bonds. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on Bonds of the Thirty-Second Series shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Wamego Trustee, signed by its President, a Vice President or a Trust Officer, stating (i) that timely payment of the principal of or interest on the Wamego Refunding Bonds required to be made by the Company has not been made, (ii) that there are not sufficient available funds held by the Wamego Trustee pursuant to the Wamego Indenture to make such payment and
(iii) the amount of funds, in addition to available funds held by the Wamego Trustee pursuant to the Wamego Indenture, required to make such payment. Notwithstanding any other provisions of this Bond or the Supplemental Indenture, interest on the Bonds of the Thirty-Second Series shall be deemed fully satisfied and discharged as provided herein and therein even if the interest rate on Bonds of the Thirty-Second Series may be higher or lower than the interest rate on the Wamego Refunding Bonds at the time interest on the Wamego Refunding Bonds is paid.

To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 80% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture or, in lieu of a meeting, by written consent received by the Trustee of holders of 80% or more in principal amount of Bonds outstanding, and by an affirmative vote or written consent of not less than 80% in principal amount of the Bonds of any series entitled to vote or consent then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of Bonds created after June 1, 1975, including Bonds of the Thirty-Second Series, to provide that the Indenture may be modified or altered with the consent of the holders of 60% in aggregate principal amount of the Bonds and if less than all series of Bonds are affected with the consent also of the holders of 60% in aggregate principal amount of the Bonds of each series so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has also reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series, to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, all as more fully provided in the Indenture.

The Bonds of the Thirty-Second Series are subject to redemption as provided in the Supplemental Indenture.

In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, WESTERN RESOURCES, INC. has caused this Bond to be signed in its name by its Chairman of the Board, President and Chief Executive Officer or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated:

                                       WESTERN RESOURCES, INC.


                                       By____________________


Attest:
____________________________

                       [FORM OF TRUSTEE'S CERTIFICATE]

This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture dated as of April 15,
1994.

                                   HARRIS TRUST AND SAVINGS BANK,
                                               Trustee,


                                     By_________________________


SECTION 5. Until Bonds of the Thirty-First and Thirty-Second Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of the Thirty-First and Thirty-Second Series in temporary form, as provided in
Section 9 of Article II of the Original Indenture.
                      ARTICLE II.

     Issue of Bonds of the Thirty-First and Thirty-Second Series.

SECTION 1. The total principal amount of Bonds of the Thirty-First and Thirty-Second Series which may be authenticated and delivered hereunder is not limited except as the Original Indenture and this Supplemental Indenture limit the principal amount of Bonds which may be issued thereunder.

SECTION 2. Bonds of the Thirty-First and Thirty-Second Series for the aggregate principal amount of Forty-Five Million Dollars ($45,000,000) and Thirty Million Five Hundred Thousand Dollars ($30,500,000), respectively, may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III and Article XVIII of the Original Indenture, as amended.

                                 ARTICLE III.

                                  Redemption.

SECTION 1. Upon the redemption, in whole or in part, of the St. Marys Refunding Bonds, Bonds of the Thirty-First Series shall be redeemed in whole or in like part. To effect the redemption of Bonds of the Thirty-First Series, the St. Marys Trustee shall deliver to the Trustee (and mail a copy thereof to the Company) a written demand (hereinafter referred to as a ``St. Marys Redemption Demand'') for the redemption of Bonds of the Thirty-First Series equal in principal amount to the principal amount of the St. Marys Refunding Bonds to be redeemed. The St. Marys Redemption Demand shall be signed by the President, a Vice President, an Assistant Vice President or a Trust Officer of the St. Marys Trustee and shall state: (1) the aggregate principal amount of the St. Marys Refunding Bonds then outstanding under the St. Marys Indenture; (2) the principal amount of the St. Marys Refunding Bonds to be redeemed; (3) the interest thereon to be payable on the redemption date; (4) the redemption date and that notice thereof has been given as required in the St. Marys Indenture; (5) in the case of an optional redemption of the St. Marys Refunding Bonds, that the Company has informed the St. Marys Trustee that the Company intends to deposit sufficient available funds with the St. Marys Trustee pursuant to the St. Marys Indenture to effect such redemption; and (6) that the Trustee is thereby instructed to call for redemption Bonds of the Thirty-First Series equal in principal amount to the principal amount of the St. Marys Bonds specified in (2) above. The St. Marys Redemption Demand shall also contain a waiver of notice of such redemption by the St. Marys Trustee, as holder of all Bonds of the Thirty-First Series then outstanding. The Trustee may conclusively presume the statements contained in the St. Marys Redemption Demand to be correct.

Except as provided in the next sentence, redemption of Bonds of the Thirty-First Series shall be at the principal amount of the Bonds to be redeemed, together with accrued interest to the redemption date, and such amount shall become and be due and payable on the redemption date. In the event the St. Marys Refunding Bonds bear interest at a Long-Term Interest Rate (as defined in the St. Marys Indenture), the Bonds of the Thirty-First Series will be redeemable as follows: If the St. Marys Refunding Bonds bear interest at the Long-Term MATES Rate (as defined in the St. Marys Indenture), the Bonds of the Thirty-First Series shall be redeemable at the same percentages of their principal amount and during the same call periods as are established under the St. Marys Indenture, plus accrued interest to the date of redemption. If, on the date the St. Marys Refunding Bonds begin to bear a Long-Term Interest Rate (``Effective Date''), the length of the Long-Term Interest Rate Period falls within one of the entries in the Long-Term Interest Rate Period column, the Bonds of the Thirty-First Series will not be redeemable for the number of years after the Effective Date shown in the No-call Period column. After the No-call Period, the Bonds of the Thirty-First Series may be redeemed at the percentage of the principal amount shown in the Initial Premium column. The premium will decline every six months by one-half of one percentage point until the Bonds of the Thirty-First Series are redeemable without premium.

              Long-Term Interest Rate Period

                          But Less Than     No-Call      Initial
            Greater Than    Or Equal To      Period       Premium

              15 years           N/A         10 years      102  %
              10 years        15 years        7 years      101.5
               7 years        10 years        5 years      101
               4 years         7 years        3 years      101
               3 years         4 years        2 years      100.5
               2 years         3 years        1 year       100.5
                1 year          2 years        1 year       100

The Company hereby covenants that it shall notify the Trustee no later than thirty days after the date, if any, on which the St. Marys Refunding Bonds commence bearing a Long-Term Interest Rate, such notice to set forth the Long-Term Interest Rate Period then in effect for the St. Marys Refunding Bonds; and of any change to the redemption table if different from above.

The Company hereby covenants that if a St. Marys Redemption Demand shall be delivered to the Trustee, the Company, except as otherwise provided in Section 1 of Article I of this Supplemental Indenture, will deposit, on or before the redemption date, with the Trustee, in accordance with Article V of the Indenture, an amount in cash sufficient to redeem the Bonds of the Thirty-First Series so called for redemption.

SECTION 2.
Upon the redemption, in whole or in part, of the City of Wamego Refunding Bonds, Bonds of the Thirty-Second Series shall be redeemed in whole or in like part. To effect the redemption of Bonds of the Thirty-Second Series, the Wamego Trustee under the Wamego Indenture shall deliver to the Trustee (and mail a copy thereof to the Company) a written demand (hereinafter referred to as a ``Wamego Redemption Demand'') for the redemption of Bonds of the Thirty-Second Series equal in principal amount to the principal amount of the Wamego Refunding Bonds to be redeemed. The Wamego Redemption Demand shall be signed by the President, a Vice President, an Assistant Vice President or a Trust Officer of the Wamego Trustee and shall state: (1) the aggregate principal amount of the Wamego Refunding Bonds then outstanding under the Wamego Indenture; (2) the principal amount of the Wamego Refunding Bonds to be redeemed; (3) the interest thereon to be payable on the redemption date; (4) the redemption date and that notice thereof has been given as required in the Wamego Indenture; (5) in the case of an optional redemption of the Wamego Refunding Bonds, that the Company has informed the Wamego Trustee that the Company intends to deposit sufficient available funds with the Wamego Trustee pursuant to the Wamego Indenture to effect such redemption; and (6) that the Trustee is thereby instructed to call for redemption Bonds of the Thirty-Second Series equal in principal amount to the principal amount of the Wamego Refunding Bonds specified in (2) above. The Wamego Redemption Demand shall also contain a waiver of notice of such redemption by the Wamego Trustee, as holder of all Bonds of the Thirty-Second Series then outstanding. The Trustee may conclusively presume the statements contained in the Wamego Redemption Demand to be correct.

Except as provided in the next sentence, redemption of Bonds of the Thirty-Second Series shall be at the principal amount of the Bonds to be redeemed, together with accrued interest to the redemption date, and such amount shall become and be due and payable on the redemption date. In the event the Wamego Refunding Bonds bear interest at a Long-Term Interest Rate (as defined in the Wamego Indenture), the Bonds of the Thirty-Second Series will be redeemable as follows: If the Wamego Refunding Bonds bear interest at the Long-Term MATES Rate (as defined in the Wamego Indenture), the Bonds of the Thirty-Second Series shall be redeemable at the same percentages of their principal amount and during the same call periods as are established under the Wamego Indenture, plus accrued interest to the date of redemption. If, on the date the Wamego Refunding Bonds begin to bear a Long-Term Interest Rate (``Effective Date''), the length of the Long-Term Interest Rate Period falls within one of the entries in the Long-Term Interest Rate Period column, the Bonds of the Thirty-Second Series will not be redeemable for the number of years after the Effective Date shown in the No-call Period column. After the No-call Period, the Bonds may be redeemed at the percentage of the principal amount shown in the Initial Premium column. The premium will decline every six months by one-half of one percentage point until the Bonds of the Thirty-Second Series are redeemable without premium.

              Long-Term Interest Rate Period

                            But Less Than    No-Call      Initial
            Greater Than     Or Equal To     Period       Premium

             15 years           N/A         10 years      102  %
             10 years        15 years        7 years      101.5
              7 years        10 years        5 years      101
              4 years         7 years        3 years      101
              3 years         4 years        2 years      100.5
              2 years         3 years        1 year       100.5
              1 year          2 years        1 year       100

The Company hereby covenants that it shall notify the Trustee no later than thirty days after the date, if any, on which the Wamego Refunding Bonds commence bearing a Long-Term Interest Rate, such notice to set forth the Long-Term Interest Rate Period then in effect for the Wamego Refunding Bonds; and of any change to the redemption table if different from above.

The Company hereby covenants that if a Wamego Redemption Demand shall be delivered to the Trustee, the Company, except as otherwise provided in Section 1 of Article I of this Supplemental Indenture, will deposit, on or before the redemption date, with the Trustee, in accordance with Article V of the Indenture, an amount in cash sufficient to redeem the Bonds of the Thirty-Second Series so called for redemption.

SECTION 3.
The Bonds of the Thirty-First and Thirty-Second Series shall be redeemable pursuant to Section 8 of Article VIII of the Original Indenture, from time to time prior to maturity subject to the terms and conditions of Section 1 and Section 2, respectively, of this Article II.

SECTION 4.
The provisions of Article V of the Original Indenture shall be applicable to redemptions of Bonds of the Thirty-First and Thirty-Second Series pursuant to the provisions of Section 1 or 2 of this Article III; provided, however, that with respect to any redemption of Bonds of the Thirty-First and Thirty-Second Series pursuant to such Section 1 or 2, an election to redeem shall be made in the manner provided in such Section 1 or 2, respectively, and notice of redemption shall be given or waived as provided in such Section 1 or 2, respectively. The principal amount of Bonds of the Thirty-First or Thirty-Second Series to be redeemed on any partial redemption shall be an authorized denomination thereof.

SECTION 5.
Any Bonds of the Thirty-First or Thirty-Second Series redeemed pursuant to Section 1 or 2 of this Article III are hereby expressly permitted to be used as refundable Bonds for the execution, authentication and delivery of additional Bonds pursuant to Section 6 of Article III of the Original Indenture.

SECTION 6.
Any written notice to the Trustee from the St. Marys Trustee or the Wamego Trustee shall be signed by an officer of the St. Marys
Trustee or the Wamego Trustee, as the case may be, duly authorized by such purpose.

                                    ARTICLE IV.

                                 Additional Covenants.

The Company hereby covenants, warrants and agrees:

SECTION 1.
That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good, right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the initial issue of the Bonds of the Thirty-First and Thirty-Second Series, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Indenture, except as set forth in the granting clauses of the Original Indenture, the Fifteenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Twenty-Sixth Supplemental Indenture, the Twenty-Eighth Supplemental Indenture, the Twenty-Ninth Supplemental Indenture, the Thirtieth Supplemental Indenture, the Thirty-First Supplemental Indenture or this Supplemental Indenture.

SECTION 2.
So long as any Bonds of the Thirty-First or Thirty-Second Series are outstanding, in the event that all or substantially all of the gas properties (either with or without including the gas property in the City of Atchison, Kansas) shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the lesser of


(a)the fair value of the gas properties so released pursuant to Section 3 of Article VII of the Original
Indenture, as stated in the engineer's certificate required by Section 3(b) of said Article VII, and the proceeds of the gas properties so released pursuant to
Section 5 of said Article VII, less the amount of moneys, deposited with the Trustee pursuant to Section 3(d), 4(d) and 5 of said Article VII on such release, withdrawn or reduced pursuant to Section 1 of Article VIII of the Original Indenture simultaneously with or within three months after such release; or

(b)the greater of

          (i)Nine Million Dollars ($9,000,000) plus One Hundred Seventy-Five Thousand Dollars ($175,000) for each full year (disregarding any period less than a full year) beginning with July 1, 1949, and ending on the date of such release, less One Million Seven Hundred Thousand Dollars ($1,700,000), or

          (ii)One-half of the fair value of the gas properties so released, as stated in the engineer's certificate required by Section 3(b) of Article VII of the Original Indenture, and one-half of the proceeds of the gas properties so released pursuant to Section 5 of said Article VII.

Such retirement of Bonds shall be effected in either one or both of the following methods:

(aa)By the withdrawal pursuant to Section 2 of Article
VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of
Article VII of the Original Indenture upon such release;
or

(bb)By causing the Trustee to purchase or redeem bonds, pursuant to Section 8 of Article VIII of the Original
Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release.

SECTION 3.
So long as any Bonds of the Thirty-First or Thirty-Second Series are outstanding, in the event all or substantially all of the electric properties shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the fair value of the electric properties so released pursuant to Section 3 of Article VII of the Original Indenture, as stated in the engineer's certificate required by Section 3(b) of said Article VII, and the proceeds of the electric properties so released pursuant to
Section 5 of said Article VII. Such retirement of Bonds shall be effected in either one or both of the following methods:

(a)By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article
VII of the Original Indenture upon such release; or

(b)By causing the Trustee to purchase or redeem bonds, pursuant to Section 8 of Article VIII of the Original
Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release.

The Bonds to be so retired shall include a principal amount of Bonds of each Series then outstanding in the same ratio to the aggregate principal amount of all Bonds so retired as the aggregate principal amount of all Bonds of each Series outstanding immediately prior to such release bears to the total principal amount of all Bonds then outstanding.

SECTION 4.
Subject to the provisions of the fourth and fifth paragraphs of
Section 1 of Article I of this Supplemental Indenture, the Company hereby covenants, warrants and agrees that it will punctually pay or cause to be paid the principal, premium, if any, and interest to become due in respect of all the Bonds of the Thirty-First and Thirty-Second Series according to the respective terms thereof.

                                       ARTICLE V.

Amendments of Ratio of Bonds Issuable to Property Additions and of Certain Other Ratios. Amendment of Net Earnings Test.
Use of Facsimile Signatures.  Reservation of Right to Amend
                                     Article XV.

SECTION 1.
So long as any of the Bonds of the Thirty-First or Thirty-Second
Series shall remain outstanding:

(1) Notwithstanding the provisions of Section 4 of Article III of the Original Indenture, no Bonds shall be authenticated and delivered pursuant to the provisions of Article III of the Original Indenture and issued upon the basis of net bondable value of property additions for an aggregate principal amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

For the purposes of Subsections (e) and (f) of the definition of ``net bondable value of property additions not subject to an unfunded prior lien'', contained in Article I of the Original Indenture, and Subdivisions 8 and 9 of clause (a) of Section 4 of
Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

(2) Notwithstanding the provisions of Section 3(a) of Article VIII of the Original Indenture, no moneys received by the Trustee pursuant to Section 5(a) of Article III of the Original Indenture shall be paid over by the Trustee in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien, and for the purposes of
Section 3 of Article VII of the Original Indenture, the amount of cash required to be deposited by the Company pursuant to Subsection (d) of said Section 3 of Article VII, shall not be reduced in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

(3) For the purposes of clauses (c) and (d) of the definition of ``net bondable value of property additions subject to an unfunded prior lien'', contained in Article I of the Original Indenture, and Subsection 7 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

(4) Subsection (a) of Section 14, clauses (1) and (2) of Subsection (a) of Section 16 of Article IV and clause (1) of Subsection (b) of Section 1 of Article XII of the Original Indenture shall be deemed amended by substituting the words ``sixty percent (60%)'' for ``seventy percent (70%)'' where they appear in said provisions of the Original Indenture.

(5) The definition of the term ``net earnings available for interest, depreciation and property retirement'', as contained in
Article I of the Original Indenture, shall be deemed to mean the net earnings of the Company ascertained as follows:

(a) The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained.

(b) From the total, determined as provided in Subsection
(a), there shall be deducted all operating expenses, including all salaries, rentals, insurance, license and franchise fees, expenditures for repairs and maintenance, taxes (other than income, excess profits and other taxes measured by or dependent on net taxable income), depreciation as shown on the books of the Company or an amount equal to the minimum provision for depreciation as hereinafter defined, whichever is greater, but excluding all property retirement appropriations, all interest and sinking fund charges, amortization of stock and debt discount and expense or premium and further excluding any charges to income or otherwise for the amortization of plant or property accounts or of amounts transferred therefrom.

(c) The balance remaining after the deduction of the total amount computed pursuant to Subsection (b) from the total amount computed pursuant to Subsection (a) shall constitute the ``net earnings of the Company available for interest'', provided that not more than fifteen percent
(15%) of the net earnings of the Company available for interest may consist of the aggregate of (i) net non-operating income, (ii) net earnings from mortgaged property other than property of the character of property additions and (iii) net earnings from property not subject to the lien of this Indenture.

(d) No income received or accrued by the Company from securities and no profits or losses from the sale of capital assets shall be included in making the computations aforesaid.

(e) In case the Company shall have acquired any acquired plant or systems or shall have been consolidated or merged with any other corporation, within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, there may be included, to the extent they may not have been otherwise included, the net earnings or net losses of such acquired plant or system or of such other corporation, as the case may be, for the whole of such period. The net earnings or net losses of such property additions, or of such other corporation for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided in the foregoing subsections of this definition as if such acquired plant or system had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

(f) In case the Company shall have obtained the release of any property pursuant to Section 3 of Article VII of the Original Indenture, of a fair value in excess of Five
Hundred Thousand Dollars ($500,000), as shown by the engineer's certificate required by said Section 3, or shall have obtained the release of any property pursuant to Section 5 of Article VII of the Original Indenture, the proceeds of which shall have exceeded Five Hundred
Thousand Dollars ($500,000), within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers' certificate filed with the Trustee pursuant to Section
3(b) of Article III or Section 16 of Article IV of the
Original Indenture shall deem proper.

The term ``minimum charge for depreciation'' as used herein shall mean an amount equal to (a) fifteen percent
(15%) of the total operating revenues of the Company after deducting therefrom an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale to others and rentals paid for, or other payments made for the use of, property owned by others and leased to or operated by the Company, the maintenance of which and depreciation on which are borne by the owners, less (b) an amount equal to the expenditures for maintenance and repairs to the plants and property of the Company and included or reflected in its operating expense accounts.

The terms ``net earnings of property available for interest, depreciation and property retirement'' and ``net earnings of another corporation available for interest, depreciation and property retirement'' as contained in
Article I of the Original Indenture, when used with respect to any property or with respect to another corporation, shall mean the net earnings of such property or the net earnings of such other corporation, as the case may be, computed in the manner provided in Subsections
(a), (b), (c) and (d) hereof.

(6) Notwithstanding the provisions of clauses (1) and (2) of subsection (b) of Article III, and Subsection (b) of Section 14 of Article IV, and Subsection (b) of Section 16 of Article IV and clause (2) of Subsection (b) of Section 1 of Article XII of the Original Indenture, the computation of net earnings required therein shall be made as provided in Subsection (5) of this
Section 1, and the net earnings tests required in said mentioned provisions of Articles III, IV and XII of the Original Indenture shall be based on two times the annual interest charges described in such provisions, instead of two and one-half times such charges, but shall not otherwise affect such provisions or relieve from the requirements therein pertaining to ten percent (10%) of the principal amount of bonds therein described.

SECTION 2.
All of the Bonds of the Thirty-First and Thirty-Second Series and of any series initially issued after the initial issuance of Bonds of the Thirty-First and Thirty-Second Series shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, President and Chief Executive Officer or one of its Vice Presidents whose signature, notwithstanding the provisions of Section 12 of Article II of the Original Indenture, may be by facsimile, and its corporate seal (which may be in facsimile) shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries whose signature, notwithstanding the provisions of the aforesaid Section 12, may be by facsimile.

In case any of the officers who have signed or sealed any of the Bonds of the Thirty-First or Thirty-Second Series or of any series initially issued after the initial issuance of Bonds of the Thirty-First or Thirty-Second Series manually or by facsimile shall cease to be such officers of the Company before such Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons who so signed or sealed such Bonds had not ceased to be such officer or officers of the Company; and also any such Bonds may be signed or sealed by manual or facsimile signature on behalf of the Company by such persons as at the actual date of the execution of any of such Bonds shall be the proper officers of the Company, although at the nominal date of any such Bond any such person shall not have been such officer of the Company.

SECTION 3.
The Company reserves the right, subject to appropriate corporate action, but without consent or other action by holders of bonds of any series created after June 1, 1975, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend Article XV thereof so as to substitute ``sixty percent (60%)'' for ``eighty percent (80%)'' wherever appearing in said Article XV.

SECTION 4.
The Company reserves the right, subject to appropriate corporate action, but without any consent or other action by holders of bonds of any series created after June 1, 1975, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend Article XV thereof by adding thereto a Section 9 to read as follows:

``SECTION 9.
(A) Anything in this Article XV contained to the contrary notwithstanding, the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of sixty per centum (60%) or more in principal amount of the bonds outstanding hereunder, and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected by action taken pursuant to such consent, then also by consent of the holders of at least sixty per centum (60%) in principal amount of each series of bonds so to be affected and outstanding hereunder (at the time the last such needed consent is delivered to the Trustee) in lieu of the holding of a meeting pursuant to this Article XV and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 6 of this
Article XV.

``(B)Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgements, or (c) have their genuineness otherwise established to the satisfaction of the Trustee.

``The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same, may be proved by exhibiting the bonds to and obtaining a certificate executed by (i) any bank or trust or insurance company, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization or similar fund or funds, or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, or of any State or of any Territory or (iv) any other person or corporation satisfactory to the Trustee. A bondholder in any of the foregoing categories may sign a certificate in his own behalf.

``Each such certificate shall be dated and shall state, in effect, that, as of the date thereof, a coupon bond or bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced by another holder, or (3) the bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

``(C) Until such time as the Trustee shall receive the written consent of the necessary per centum in principal amount of the bonds required by the provisions of Subsection (A) above for action contemplated by such consent, any holder of a bond, the serial number of which is shown by the evidence to be included in the bonds the holders of which have consented to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Subsection (B) above, revoke such consent so far as it concerns such bond. Except as aforesaid, any such action taken by the holder of any bond shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in Subsection
(A) above in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the bonds.''

                                    ARTICLE VI.

                              Miscellaneous Provisions.

SECTION 1.
The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as amended, set forth and upon the following terms and conditions.

SECTION 2.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by the Second Supplemental Indenture, shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

SECTION 3.
Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4.
Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding under the Indenture.

SECTION 5.
This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 6.
The Titles of the several Articles of this Supplemental Indenture shall not be deemed to be any part thereof.
IN WITNESS HEREOF, WESTERN RESOURCES, INC., party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, President and Chief Executive Officer or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and HARRIS TRUST AND SAVINGS BANK, party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, President, Chief Executive Officer or a Vice President and its corporate seal to be attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

(CORPORATE SEAL)                   Western Resources, Inc.


                                       By:  /s/ Steven L. Kitchen
                                            Steven L. Kitchen
                                            Executive Vice
                                            President and
                                            Chief Financial
Officer


ATTEST:


/s/ Richard D. Terrill
Richard D. Terrill
Secretary

Executed, sealed and delivered by
  WESTERN RESOURCES, INC.
  in the presence of:


/s/ Stacy F. Kramer
Stacy F. Kramer


/s/ Robert J. Knott
Robert J. Knott

(CORPORATE SEAL)              Harris Trust and Savings Bank,
                                         As Trustee,


                                By:   /s/ J.J. Powell
                                     J.J. Powell
                                     Vice President


ATTEST:


/s/ C. Potter
C. Potter
Assistant Secretary

Executed, sealed and delivered by
  HARRIS TRUST AND SAVINGS BANK
  in the presence of:


/s/ M.E. Onischak
    M.E. Onischak


/s/ K. Richardson
    Keith Richardson

State of Kansas        )
                       :  ss.:
County of Shawnee      )


Be It Remembered, that on this 20th day of April, 1994, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Steven L. Kitchen and Richard D. Terrill, of Western Resources, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

In Witness Whereof, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                          /s/ Regina I. Degarmo
                          Regina I. Degarmo
                          Notary Public
                          My Commission Expires August 4, 1997



State of Illinois      )
                       :ss.:
County of Cook         )


Be It Remembered, that on this 20th day of April, 1994, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came J.J. Powell and C. Potter, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.


                           /s/ T. Muzquiz
                           T. Muzquiz
                           Notary Public, State of Illinois
                           My Commission Expires 7/12/97

State of Kansas        )
                       :  ss.:
County of Shawnee      )


Be It Remembered, that on this 20th day of April, 1994, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Steven L. Kitchen and Richard D. Terrill, of Western Resources, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, being by me respectively duly sworn, did each say that the said Steven L. Kitchen is Executive Vice President and Chief Financial Officer and that the said Richard D. Terrill is Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith, for the uses and purposes therein set forth and without any intent to hinder, delay, or defraud creditors or purchasers.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                             /s/ Regina I. Degarmo
                             Regina I. Degarmo
                             Notary Public
                             My Commission Expires August 4, 1997

                           APPENDIX A

                             to

            THIRTY-SECOND SUPPLEMENTAL INDENTURE

                                   Dated as of April 15, 1994

                                     Western Resources, Inc.

                                               to

                                 Harris Trust and Savings Bank

                                          ________________

                                  DESCRIPTION OF PROPERTIES
                                LOCATED IN THE STATE OF KANSAS

                                           FIRST

                                  PARCELS OF REAL ESTATE



                                    DICKINSON COUNTY

Electric Substation Site

        A tract of land located in the Northeast Quarter (NE/4) of Section Thirty-one (31), Township Eleven (11) South, Range Four (4) East of the 6th P.M., said tract more particularly described as follows: Beginning at the Northeast corner of said Northeast Quarter; thence South a distance of 255 feet; thence West a distance of 255 feet; thence North a distance of 255 feet; thence East a distance of 255 feet to the point of beginning.

                                  MONTGOMERY COUNTY

Electric Substation Site

        Beginning at the NE Corner of the SW/4 of the NW/4 of
        Section 26, Township 32 South, Range 15 East, thence West
        530 feet; South 300 feet; East 530 feet; North 300 feet to the point of beginning.

                                      RENO COUNTY

Electric Substation Site

        A tract of land in the Northwest Quarter of Section 21, Township 24 South, Range 10 West of the 6th Principal
        Meridian described as follows:

        Commencing at the Northwest corner of the Northwest Quarter of Section 21, Township 24 South, Range 10 West of the 6th Principal Meridian for the point of beginning; thence East along the North line of said Northwest Quarter 210.00 feet; thence with a deflection angle 90 degrees 00 minutes 00 seconds South 320.00 feet; thence with a deflection angle 90 degrees 00 minutes 00 seconds West 210 feet; thence with a deflection angle 90 degrees 00 minutes 00 seconds North along the West line of said Northwest Quarter 320.00 feet to the point of beginning in Reno County, Kansas.

Electric Substation Site

        Lots 4, 5, and 6, Block 1, Original Townsite, City of
        Arlington, Reno County, Kansas, according to the duly recorded Plat thereof.

                                   SUMNER COUNTY

Office (Wellington, Kansas)

        A tract beginning 198 feet North and 422.2 feet East of the Southwest corner of the Northeast Quarter of Section 11, Township 32 South, Range 1 West of the Sixth Principal Meridian, Sumner County, Kansas; thence East
        327.2 feet to a point; thence Northwesterly 231.73 feet to a point 396 feet North and 622.2 feet East of said corner of said Quarter Section; thence West 200 feet; thence South 198 feet to the point of beginning.